DAVIDSON & COMPANY                   A Partnership of Incorporated Professionals
-----------------Chartered Accountants------------------------------------------



August 31, 2000


LIONS GATE INVESTMENT LIMITED
c/o 1000 - 409 Granville Street
Vancouver, BC
V6C 1T2


RE:  FORM SB-2/A
----------------

Dear Sirs:

We refer to the Form SB-2/A Registration Statement of Lions Gate Investment Limited (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated August 14, 2000 in connection with the preparation of the Form SB-2/A. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.



                                                    /s/ DAVIDSON & COMPANY
                                                   -----------------------------
                                                       "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants






                          A Member of SC INTERNATIONAL
                          ============================
    Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172